Exhibit 99.1

NEUROBO ANNOUNCES PRICING OF $30 MILLION UNDERWRITTEN PUBLIC OFFERING AND CONCURRENT PRIVATE PLACEMENT

BOSTON, MA, November 4, 2022 – NeuroBo Pharmaceuticals, Inc. (NASDAQ:NRBO) (the “Company” or “NeuroBo”) today announced the pricing of an underwritten public offering of units and a concurrent private placement for gross proceeds of approximately $30 million prior to deducting underwriting discounts and commissions and offering expenses payable by NeuroBo.

Ladenburg Thalmann & Co. Inc., is acting as sole book-running manager and exclusive placement agent in connection with the offerings.

The underwritten public offering is comprised of (1) 2,397,003 Class A Units, priced at a public offering price of $3.00 per Class A Unit, with each Class A Unit consisting of one share of common stock, a Series A Warrant (the “Series A Warrants”) to purchase one share of common stock at an exercise price of $3.00 per share that expires on the one year anniversary following the initial exercise date and a Series B Warrant (the “Series B Warrants”) to purchase one share of common stock at an exercise price of $3.00 per share that expires on the five year anniversary following the initial exercise date and (2) 2,602,997 Class B Units, priced at a public offering price of $3.00 per Class B Unit, with each Class B Unit consisting of one share of Series B Convertible Preferred Stock, convertible into one share of common stock, one Series A Warrant and one Series B Warrant. The Series A Warrants and the Series B Warrants will only be exercisable upon stockholder approval of the exercisability of the warrants under Nasdaq rules.

The conversion price of the preferred stock issued in the underwritten public offering transaction is fixed and does not contain any variable pricing feature or any price based anti-dilutive feature. The preferred stock issued in this transaction includes a beneficial ownership blocker but has no dividend rights (except to the extent that dividends are also paid on the common stock) or liquidation preference, and, subject to limited exceptions, has no voting rights. The securities comprising the units are immediately separable and will be issued separately. The closing of the offering is expected to take place on or about November 8, 2022, subject to the satisfaction or waiver of customary closing conditions.

A total of 2,397,003 shares of common stock, 2,602,997 shares of Series B Convertible Preferred Stock, and warrants to purchase up to 10,000,000 shares of common stock will be issued in the underwritten public offering. In addition, the Company has granted the underwriters a 45-day option to purchase up to 750,000 additional shares of common stock, additional Series A Warrants to purchase up to 750,000 shares of common stock and/or additional Series B Warrants to purchase up to 750,000 shares of common stock, solely to cover over-allotments, if any, at the public offering price per share and per warrant, less the underwriting discounts and commissions.

In a concurrent private placement, NeuroBo will sell $15 million of securities consisting of Series A Convertible Preferred Stock and warrants to purchase shares of common stock to Dong-A St. Co. Ltd. The private placement offering is comprised Series A Convertible Preferred Stock, which is convertible into shares of common stock at a price of $3.00 per common share, and such number of warrants as Dong-A would have received had they invested such amount in the public offering. The Series A Convertible Preferred Stock and the warrants are not convertible or exercisable until NeuroBo’s shareholders have approved the issuance of the underlying shares sold under the private placement.

The terms of the Series A Convertible Preferred Stock and warrants issued in the private placement are substantially similar to the Series B Convertible Preferred Stock and warrants issued in the public offering, including a fixed conversion price of the preferred stock and the lack of any variable pricing feature or any price based anti-dilutive feature. The preferred stock issued in the private placement also has no dividend rights (except to the extent that dividends are also paid on the common stock) or liquidation preference, and, subject to limited exceptions, has no voting rights. The shares of Series A Preferred Stock and warrants are immediately separable and will be issued separately. The closing of the private placement is expected to take place immediately following the closing of the underwritten public offering.

The securities issued as part of the underwritten public offering were offered pursuant to a registration statement on Form S-1 (File No. 333-267482), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on November 4, 2022.

The securities issued as part of the private placement were offered pursuant to the exemption from registration afforded by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder. Such Series A Convertible Preferred Stock, the warrants, and shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock and exercise of the warrants have not been registered under the Act or applicable state securities laws, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The underwritten public offering is being made solely by means of a prospectus. A final prospectus relating to this offering will be filed by NeuroBo with the SEC. When available, copies of the final prospectus can be obtained at the SEC’s website at www.sec.gov or from Ladenburg Thalmann & Co. Inc., Prospectus Department, 640 Fifth Avenue, 4th Floor, New York, New York 10019 or by email at prospectus@ladenburg.com.

About NeuroBo Pharmaceuticals

NeuroBo Pharmaceuticals, Inc., is a clinical-stage biotechnology company historically focused on therapies for neurodegenerative and infectious diseases. On September 14, 2022, NeuroBo entered into a license agreement with Dong-A ST Co. Ltd. and, if closing conditions are satisfied and the license agreement closes, NeuroBo will pursue therapies for cardiometabolic diseases. Its therapeutics programs currently include ANA001, an oral niclosamide formulation, which is in Phase 2/3 clinical trials to treat patients with moderate coronavirus disease (COVID-19); NB-01 for the treatment of painful diabetic neuropathy; NB-02 for the treatment of symptoms of cognitive impairment and to modify the progression of neurodegenerative diseases associated with the malfunction of tau protein; and gemcabene currently being assessed as an acute treatment for COVID-19 in combination with ANA001.

NeuroBo Pharmaceuticals, Inc. is headquartered in Boston, Massachusetts. For more information, please visit www.neurobopharma.com.

Forward Looking Statements

Certain statements in this release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about the closing of the offering of securities. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risks associated with our ability to close on the offerings, our ability to execute on our commercial strategy, the timeline for regulatory submissions and potential regulatory approval of our current and future product candidates, the possibility that we may be unable to raise sufficient funds necessary for our anticipated operations, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, and other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. NeuroBo does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors & Media:

NeuroBo Pharmaceuticals, Inc.

Rx Communications Group

Michael Miller

+1-917-633-6086

mmiller@rxir.com